EXHIBIT 5

                  OPINION OF BOARDMAN, SUHR, CURRY & FIELD LLP

                                    SPECIMEN

                              _______________, 1998



American National Bancorp, Inc.
2200 North Richmond Street
Appleton, Wisconsin  54911

     Reference is made to the Registration Statement on Form S-4EF (the "Registration Statement") to be filed by American National Bancorp, Inc. (the "Corporation") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to shares of Common Stock of the Corporation, no par value, issuable by the Corporation in connection with a reorganization ("Common Stock"), as described in the Prospectus included in the Registration Statement.

     As counsel to the Corporation for purposes of the reorganization, we are familiar with the Restated Articles of Incorporation and the Bylaws of the Corporation. We also have examined, or caused to be examined, such other documents and instruments and have made, or caused to be made, such further investigation as we have deemed necessary or appropriate to render this opinion.

     Based upon the foregoing, it is our opinion that:

     (1) The Corporation is duly incorporated and validly existing as a corporation under the laws of the State of Wisconsin.

     (2) The shares of Common Stock of the Corporation when issued upon consummation of the reorganization and delivered to the shareholders of American National Bank-Fox Cities in accordance with the provisions of the Agreement and Plan of Reorganization dated_______________, 1998, will be validly issued, fully paid and non-assessable under applicable Wisconsin law, except for statutory liability under Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

     We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and we further consent to the use of our name in the Registration Statement under the captions "Legal Matters" and "Tax Considerations." In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.


                                   BOARDMAN, SUHR, CURRY & FIELD LLP